UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2023

SINO GREEN LAND CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7,

Kawasan Perindustrian Hi Tech 7,

43500 Semenyih, Selangor, Malaysia

(Address of principal executive offices (zip code))

+603 8727 8732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.50 par value	SGLA	OTC Markets – Pink Sheets

Item 8.01. Other Events

On March 1, 2023, Sino Green Land Corp. (“SGLA”) entered into a Non-Binding Letter of Intent (the “LOI”) in which the Company would acquire all of the issued and outstanding securities of Sunshine Green Land Corp., a Labuan corporation (“SGL”).

The LOI contemplates the acquisition of SGL, by SGLA. SGL, which owns and operates Tian Li Eco Group Holdings Sdn. Bhd, a development stage company that specializes in the processing for plastic waste bottles, PET plastic flakes, and packaging. Mr. Xiong Luo, the spouse of Ms Wo Kuk Ching and former CEO and director of SGLA, is also the director of SGL. The LOI was entered into following arm’s length negotiations.

The LOI proposes that SGLA would acquire 100% of the issued and outstanding stock of SGL in exchange for the newly issued SGLA stock issuance to the shareholders of 142,853,004 shares of common stock, and 15,872,556 shares of Convertible Preferred Stock, par value $0.52 per share, with a conversion ratio of 10, i.e., each share of Convertible Preferred Stock can be converted into 10 shares of common stock of SGLA, with no expiration date on the conversion.

Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction and employment agreements, satisfaction of the conditions negotiated therein and approval of the transaction by SGLA’s board of directors, and all applicable state and federal law. No assurance can be given that the parties will be able to negotiate and execute a definitive agreement or that the transactions herein contemplated will close. SGLA will file notice of such agreement with the Securities and Exchange Commission on form 8-K when and if any such agreement is reached.

Statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

Item 9.01 Financial Statements and Exhibits.

Number	Description
99.2	Letter of Intent dated March 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORP.

Date: March 1, 2023	By:	/s/ Wo Kuk Ching
Wo Kuk Ching
Director and CEO